UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 1, 2010
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Bruce H. McGillivray has retired from his role as Corporate Vice President and President, Renal of Baxter International Inc. (the “Company”), effective as of July 5, 2010.
     Robert M. Davis, currently the Company’s Corporate Vice President and Chief Financial Officer, was elected to succeed Mr. McGillivray as Corporate Vice President and President, Renal, effective as of July 5, 2010.
     Robert J. Hombach, age 44, was elected to succeed Mr. Davis as the Company’s Chief Financial Officer. Accordingly, effective as of July 5, 2010, Mr. Hombach will hold the title Corporate Vice President, Chief Financial Officer and Treasurer. Mr. Hombach has served as Corporate Vice President and Treasurer of the Company since February 2007. Prior to that, Mr. Hombach served as Vice President of Finance, Europe, from December 2004. In connection with his election, Mr. Hombach will enter into a standard form of executive severance agreement with the Company and be awarded a grant of 5,000 restricted stock units under the Company’s 2003 Incentive Compensation Program and LTI Stock Option and Restricted Stock Unit Plan adopted as of March 14, 2006.
     Each of Mr. Davis and Mr. Hombach will hold office until the next annual election of officers and until his successor is elected and qualified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ Stephanie A. Shinn
Stephanie A. Shinn
Corporate Vice President and Corporate Secretary
Date: June 1, 2010